Calculation of Filing Fee Tables
F-1
VISTEK LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Ordinary Shares, par value $ 0.0000004	457(o)			$ 10,125,000.00	0.0001381	$ 1,398.26
Fees to be Paid	1	Equity	Ordinary Shares, par value $ 0.0000004	457(o)			$ 8,250,000.00	0.0001381	$ 1,139.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 18,375,000.00		$ 2,537.59
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,537.59
Offering Note
[1]	(1) The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the Ordinary Shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	Equity	Ordinary Shares, par value $ 0.0000004	3,750,000	$ 22,500,000.00	F-1	333-284559	09/30/2025
1	Equity	Ordinary Shares, par value $ 0.0000004	3,807,000	$ 22,842,000.00	F-1	333-284559	09/30/2025
Prospectus Note
[1]	(3) No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-1 (File No. 333-284559), which was declared effective on September 30, 2025, and amended by a post-effective amendment No. 3 filed on January 28, 2026 that has not yet been declared effective. (the "Prior Registration Statement") because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See "Explanatory Note and Statement Pursuant to Rule 429" in this registration statement.